Exhibit 10.31
Portions of this exhibit have been omitted and filed separately with the Secretary of the Securities and Exchange Commission (the “Commission”) pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Such portions are marked as indicated below.
STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 28th day of October, 2010 (the “SPA Effective Date”) by and between Amicus Therapeutics, Inc. (“Amicus”), a Delaware corporation with its principal place of business at 6 Cedar Brook Drive, Cranbury, New Jersey 08512, and Glaxo Group Limited, a company organized under the laws of England and Wales with its registered office address at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GSK”). Amicus and GSK are each referred to herein by name or as a “Party” or, collectively, as the “Parties”.
RECITALS
WHEREAS, Amicus and GSK entered into that certain License and Collaboration Agreement dated as of October 28th, 2010 (the “License and Collaboration Agreement”); and
WHEREAS, in connection with the execution of the License and Collaboration Agreement, Amicus desires to sell to GSK and GSK desires to purchase from Amicus shares of Common Stock of Amicus on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:
1. Definitions. The capitalized terms used herein shall have the meanings ascribed to them below, provided that capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the License and Collaboration Agreement:
1.1. “Affiliate” means, with respect to any specified Person, at any time, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person at such time. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean (a) the direct or indirect ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the total voting power of securities or other evidences of ownership interest in such Person or (b) the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.
1.2. “Closing” has the meaning ascribed to it in Section 3.1.
1.3. “Closing Date” means the day on which the transaction that is the subject of such Closing is consummated as set forth in Section 3.1.

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1.4. “Common Stock” means the common stock of Amicus, par value $0.01 per share.
1.5. “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
1.6. “FDA Documents” has the meaning ascribed to such term in Section 4.7.
1.7. “GAAP” means generally accepted accounting principles in the United States.
1.8. “GSK Indemnitee” has the meaning ascribed to such term in Section 7.5.
1.9. “Holder” means each person owning of record Registrable Securities that have not been sold to the public.
1.10. “Investor Rights Agreement Investor” means any Person, other than Amicus and GSK, that owns shares of Common Stock and is party to the Third Amended and Restated Investor Rights Agreement dated as of September 13, 2006 by and among Amicus and the investors named therein.
1.11. “Knowledge” means the knowledge of such Person, assuming that such Person engaged in reasonable inquiry or investigation with respect to the relative subject matter.
1.12. “Lock-Up Period” has the meaning ascribed to such term in Section 8.5.
1.13. “Material Adverse Effect” on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had, or that would reasonably expected to have, a material adverse effect on the business, properties, results of operations or financial condition of such entity (or of such group of entities taken as a whole).
1.14. “Nasdaq” means the Nasdaq Stock Market, Inc.
1.15. “Party” means a party to this Agreement.
1.16. “Per Share Price” has the meaning ascribed to it in Section 2.
1.17. “Purchase Price” has the meaning ascribed to it in Section 2.
1.18. “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
1.19. “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

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1.20. “Registrable Securities” means (a) the Shares, and (b) any shares of Common Stock of Amicus or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares by way of stock dividend, stock split or in connection with a combination of shares, recapitalization or other reorganization or otherwise. Notwithstanding the foregoing, as to any particular Shares or other securities described above, once issued they shall cease to be Registrable Securities when (1) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (2) they shall have been distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, (3) such securities may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to Amicus pursuant to a written opinion letter to such effect, addressed and acceptable to Amicus’s transfer agent, or (4) such securities shall have been otherwise transferred in a private transaction in which the rights under Section 7 hereof have not been assigned in connection with such transfer.
1.21. “Registration Statement” means a Registration Statement filed pursuant to the Securities Act.
1.22. “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.
1.23. “SEC Documents” has the meaning ascribed to such term in Section 4.7.
1.24. “SEC Guidance” means (i) any publicly-available written guidance, or rule of general applicability of the SEC staff, or (ii) written comments, requirements or requests of the SEC staff to Amicus in connection with the review of a Registration Statement.
1.25. “SEC” means the U.S. Securities and Exchange Commission.
1.26. “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
1.27. “Shares” means the shares of Common Stock to be acquired by GSK hereunder as set forth in Section 2.
1.28. “Standstill Term” has the meaning ascribed to such term in Section 8.1.
1.29. “Transaction Documents” means this Agreement and the License and Collaboration Agreement.
1.30. “Voting Stock” means securities of any class or series of a corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation or association, or securities convertible or exchangeable into or exercisable for any such securities.

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2. Purchase and Sale.
At the Closing, on terms and conditions as set forth herein, Amicus will sell to GSK and GSK will purchase from Amicus, 6,866,244 shares of Common Stock to be issued by Amicus after the SPA Effective Date in connection with this transaction which, as a percentage of Amicus’ total number of shares of Common Stock issued and outstanding immediately following the Closing, will equal nineteen and nine tenths percent (19.9%) of the total number of shares of Common Stock issued and outstanding immediately following the Closing (the “Shares”), which number shall be subject to appropriate and equitable adjustment for any stock split, stock dividend or reclassification of the Common Stock or similar event between the date hereof and the Closing, for an aggregate consideration equal to the product of the number of Shares times the Per Share Price (the “Purchase Price”). For the purposes of this Section 2, the “Per Share Price” shall be equal to ******. Schedule A sets forth the expected capitalization of the Company immediately following Closing.
3. Closing.
3.1. Closing. Subject to the satisfaction or waiver of the conditions set forth in Article 6, the completion of the sale and purchase of the Shares (the “Closing”) shall occur within ten (10) Business Days of the SPA Effective Date; provided that if any conditions have not been so satisfied or waived on such date, the Closing shall occur on the first Business Day after the satisfaction or waiver (by the Party entitled to grant such waiver) of the conditions to the Closing set forth in Article 6 herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), or on such other date as the parties shall mutually agree (the “Closing Date”).
3.2. Delivery. At the Closing, subject to the terms and conditions hereof:
(a) GSK shall deliver to Amicus:
(i) the Purchase Price by wire transfer within ten (10) Business Days after the SPA Effective Date to the following account:

Bank:	xxxxxxxxxxxxxxxxx
Bank Address:	xxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxx

Beneficiary:	Amicus Therapeutics, Inc.
Beneficiary Address:	6 Cedar Brook Drive
Cranbury, NJ 08512

ABA:	xxxxxxxxxxxxxxxxx
Account:	xxxxxxxxxxxxxxxxx
SWIFT Code:	xxxxxxxxxxxxxxxxx

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(ii) together with any other documents as are required to be delivered by GSK to Amicus pursuant to the terms of this Agreement; and
(b) Amicus will deliver to GSK a stock certificate, in the name of GSK, representing the Shares purchased at the Closing, dated as of the Closing Date, against payment of such Purchase Price, and any other documents as are required to be delivered by Amicus to GSK pursuant to the terms of this Agreement, including resolutions of the Board of Directors of Amicus approving the transactions contemplated by this Agreement.
3.3. Location. The Closing shall occur at the offices of Amicus, located at 6 Cedar Brook Drive, Cranbury, New Jersey 08512 (or remotely via the exchange of signatures and documents) unless otherwise agreed to by the Parties.
4. Representations and Warranties of Amicus. Amicus hereby represents and warrants to GSK as of the date hereof and as of the Closing Date (except as set forth below), as follows:
4.1. Capitalization. As of October 25, 2010, the authorized capital stock of Amicus consisted of (a) 50,000,000 shares of Common Stock, of which (i) 27,637,495 shares were issued and outstanding, (ii) up to 1,854,946 shares have been reserved for issuance upon exercise of outstanding common stock warrants, (iii) 4,966,667 shares have been reserved for issuance under Amicus’s Amended and Restated 2007 Equity Incentive Plan, (iv) 390,797 shares have been reserved for issuance under Amicus’s Amended and Restated 2007 Director Option Plan, (v) 1,644,268 shares have been reserved for issuance under Amicus’s 2002 Equity Incentive Plan, and (iv) 200,000 shares have been reserved for issuance under Amicus’s 2007 Employee Stock Purchase Plan; and (b) 10,000,000 shares of preferred stock, none of which is outstanding. All issued and outstanding shares of Amicus’s capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. As of the SPA Effective Date, there are no preemptive or similar rights on the part of any holder of any class or securities of Amicus. As of the SPA Effective Date, except as set forth in the SEC Documents or as described or referred to above, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, or understandings of any kind to which Amicus is a party or by which it is bound obligating Amicus to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or other voting securities of Amicus. As of the SPA Effective Date, there are no outstanding agreements of Amicus to repurchase, redeem or otherwise acquire any shares of its capital stock. At the Closing, Amicus shall provide GSK with a certificate of a duly authorized officer of Amicus setting forth: (a) the capitalization of Amicus immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) issued stock options, including vesting schedule and exercise price; (iii) stock options not yet issued but reserved for issuance; (iv) each series of preferred stock; and (v) warrants or stock purchase rights, if any; and (b) that as of the Closing Date (i) except as set forth in the SEC Documents or as described or referred to above, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, or understandings of any kind to which Amicus is a party or by which it is bound obligating Amicus to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or other voting securities of Amicus; and (ii) there are no outstanding agreements of Amicus to repurchase, redeem or otherwise acquire any shares of its capital stock.

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4.2. Litigation. There are no actions, suits, proceedings or, to its Knowledge, any investigations, pending or currently threatened against Amicus that questions the validity of this Agreement or the issuance of the Common Stock contemplated hereby, nor to its Knowledge, is there any basis therefor. As of the Closing, there is no other material action, suit, or proceeding pending or, to the Knowledge of Amicus, currently threatened against Amicus. As of the Closing, there are no material outstanding consents, orders, decrees or judgments of any governmental entity naming Amicus.
4.3. Organization and Good Standing. Amicus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. Amicus is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
4.4. Authorization. All corporate actions on the part of Amicus, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and for the issuance of the Shares have been taken. Amicus has the requisite corporate power to enter into the Transaction Documents and to carry out and perform its obligations thereunder. The Transaction Documents have been duly authorized, executed and delivered by Amicus and, upon due execution and delivery by GSK, each Transaction Document will be a valid and binding agreement of Amicus, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.
4.5. Subsidiaries. Other than Amicus Therapeutics UK Limited, Amicus does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Amicus is not a participant in any joint venture, partnership or similar arrangement.
4.6. No Conflict With Other Instruments. Neither the execution, delivery nor performance of the Transaction Documents, nor the consummation by Amicus of the transactions contemplated hereby will result in any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of Amicus’s Restated Certificate of Incorporation or Bylaws as in effect on the date hereof or at the Closing; (b) any provision of any judgment, decree or order to which Amicus is a party or by which it is bound, (c) any note, mortgage, material contract, material agreement, license, waiver, exemption, order or permit.

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4.7. Disclosure Documents.
(a) For the two years preceding the SPA Effective Date, Amicus has filed, on a timely basis or has received a valid extension as of such time of filing and has thereafter made such filings prior to the expiration of any such extension, all reports, schedules, forms, statements and other documents required to be filed by Amicus with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) and with the U.S. Food and Drug Administration (“FDA”) under its applicable regulations (“FDA Documents”), and Amicus has paid all fees and assessments due and payable in connection with the SEC Documents and the FDA Documents. As of their respective dates, the SEC Documents and the FDA Documents complied in all material respects with all statutes and applicable rules and regulations of the SEC or FDA, as applicable, including the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Documents or FDA Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b) The audited financial statements of Amicus included in Amicus’s SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of Amicus, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Amicus as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in the SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such unaudited financial statements (i) were prepared from the books and records of Amicus, (ii) were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Amicus as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.
4.8. Absence of Certain Events and Changes. Since the date of Amicus’s Quarterly Report on Form 10-Q for the quarter ended on June 30, 2010: (i)Amicus has conducted its business in the ordinary course consistent with past practice, (ii) there has not been any event, change or development which, individually or in the aggregate, would have a Material Adverse Effect, taken as a whole, (iii) Amicus has not incurred any material liabilities (contingent or otherwise) other than expenses incurred in the ordinary course of business consistent with past practice, (iv) Amicus has not altered its method of accounting in any material respect, and (v) Amicus has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

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4.9. Intellectual Property. Amicus owns, or has an exclusive right pursuant to a valid, written license agreement to use and exploit, all material Intellectual Property used in or necessary for the conduct of the business of Amicus as conducted as of the Closing. No claims have been asserted by a third party in writing (a) alleging that the conduct of the business of Amicus has infringed or misappropriated any Intellectual Property rights of such third party, or (b) challenging or questioning the validity or effectiveness of any Intellectual Property right of Amicus, and, to the knowledge of Amicus, there is no valid basis for any such claim (a) or (b). To the knowledge of Amicus, no third party is misappropriating or infringing any Intellectual Property right of Amicus. No loss or expiration of any of Amicus’ material Intellectual Property is pending, or, to the knowledge of Amicus, threatened. Amicus has taken reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a trade secret of Amicus.
4.10. Compliance with Applicable Law Amicus has all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, governmental entities that are required in order to permit Amicus to own or lease properties and assets and to carry on its business as presently conducted that are material to Amicus. Amicus has complied and is in compliance in all material respects with all statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that relate to its business, including but not limited to compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. §§ 78dd-1, et seq.) and any applicable similar laws in foreign jurisdictions in which Amicus is currently, or has previously, conducted its business or is currently, or has previously, conducted clinical trials. Amicus has not received any notice alleging noncompliance, and, to the Knowledge of Amicus, Amicus is not under investigation with respect to, or threatened to be charged, with any material violation of any applicable statutes, laws, regulations, rules, judgments, orders or decrees of any governmental entities.
4.11. Valid Issuance of Shares. When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Shares will be duly and validly authorized and issued, fully paid and non-assessable, free and clear of all liens, and, based in part on the representations of GSK in Section 5 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.
4.12. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Amicus is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

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4.13. No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Amicus.
4.14. No Undisclosed Liabilities. Amicus does not have any liabilities (contingent or otherwise), except for (i) liabilities reflected or reserved against in financial statements of Amicus included in the SEC Documents filed with the SEC prior to the date of this Agreement, and (b) liabilities that have not been and would not reasonably be expected to be material.
4.15. Internal Controls. The records, systems, controls, data and information of Amicus are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Amicus (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described herein.
5. Representations And Warranties Of GSK. GSK hereby represents and warrants to Amicus as of the date hereof and as of the Closing Date as follows:
5.1. Legal Power. GSK has the requisite corporate power to enter into the Transaction Documents, to carry out and perform its obligations under the terms of the Transaction Documents.
5.2. Due Execution. The Transaction Documents have been duly authorized, executed and delivered by GSK, and, upon due execution and delivery by Amicus, each of the Transaction Documents will be a valid and binding agreement of GSK, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.
5.3. Ownership. As of the date hereof, GSK and its Affiliates do not currently own any of the outstanding Voting Stock of Amicus.
5.4. Investment Representations. In connection with the offer, purchase and sale of the Shares, GSK makes the following representations:
(a) GSK is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.
(b) GSK understands that:
(i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities may be required to be held by it indefinitely under applicable securities laws, and that GSK must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

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(ii) each certificate representing such Shares will be endorsed with the following legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”; and
(iii) Amicus will instruct its transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied.
(c) GSK has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.
(d) GSK is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.
6. Conditions To Closing.
6.1. Conditions to Obligations of GSK at the Closing. GSK’s obligation to purchase the Shares at the Closing is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by GSK:
(a) Representations and Warranties True. The representations and warranties made by Amicus in Section 4 hereof shall be true and correct in all material respects on the SPA Effective Date and (except for the representations and warranties made in the first sentence of Section 4.1) the Closing Date with the same force and effect as if they had been made on and as of such date, and a certificate duly executed by an officer of Amicus, to the effect of the foregoing, shall be delivered to GSK.
(b) Performance of Obligations. Amicus shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing and a certificate duly executed by an officer of Amicus, to the effect of the foregoing, shall be delivered to GSK.

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(c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to GSK, and GSK shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
(d) Qualifications; Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of Amicus, threatened by the SEC.
(e) Nasdaq Listing. If required by Nasdaq, the Shares shall have been approved for listing on the Nasdaq Stock Market, subject only to official notice of issuance.
6.2. Conditions to Obligations of Amicus at the Closing. Amicus’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived by Amicus:
(a) Representations and Warranties True. The representations and warranties made by GSK in Section 5 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date, and a certificate duly executed by an officer of GSK, to the effect of the foregoing, shall be delivered to Amicus.
(b) Performance of Obligations. GSK shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing, and a certificate duly executed by an officer of GSK, to the effect of the foregoing, shall be delivered to Amicus.
(c) Qualifications; Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of Amicus, threatened by the SEC.

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6.3. Condition to Obligations of each Party at the Closing. The obligations of Amicus and GSK to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction prior to Closing of the following conditions, each of which may be waived by the other party only if it is legally permitted to do so.
(a) HSR and Other Approvals. Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”) relating to the transactions contemplated hereby shall have expired or been terminated, and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any governmental entity (including, without limitation, any foreign antitrust filing) necessary for the consummation of the transactions contemplated hereby, shall have been obtained or filed or shall have occurred.
(b) No Litigation, Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.
(c) License and Collaboration Agreement. The License and Collaboration Agreement shall continue to be in full force and effect.
7. Registration Rights.
7.1. Registration. As soon as reasonably practicable, but no event later than sixty (60) days after the Closing, Amicus shall prepare and file with the SEC a Registration Statement covering the resale of all, or such portion as permitted by SEC Guidance (provided that, Amicus shall use commercially reasonable efforts to advocate with the SEC for the registration of the maximum number of the Registrable Securities permitted by SEC Guidance), of the Registrable Securities and use commercially reasonable efforts to cause a Registration Statement to be declared effective (including, without limitation, the execution of any required undertaking to file post-effective amendments) as promptly as possible after the filing thereof, but in any event prior to the date which is: (i) one hundred twenty (120) days after the Closing if the Registration Statement is not reviewed by the SEC, or (ii) one-hundred fifty days (150) days after the Closing, if the Registration Statement is reviewed by the SEC. The Registration Statement shall be on Form S-3 (except if Amicus fails to meet one or more of the registrant requirements specified in General Instruction I.A. on Form S-3, such registration shall be on another appropriate form in accordance herewith).
7.2. Expenses Of Registration. Amicus shall pay all fees and expenses incurred in connection with any registration, qualification, exemption or compliance by Amicus in the performance of its obligations pursuant to this Section 7, whether or not any Registrable Securities are sold pursuant to a Registration Statement, and including all registration and filing fees, exchange listing fees, and the fees and expenses of counsel and accountants for Amicus.

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7.3. Obligations Of Amicus. In the case of registration, qualification, exemption or compliance effected by Amicus pursuant to this Agreement, Amicus will, upon request of GSK, inform GSK as to the status of such registration, qualification, exemption and compliance. Amicus shall, at its expense and in addition to its obligations under Section 7.1, as expeditiously as reasonably possible:
(a) except for such times as Amicus is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, use its commercially reasonable efforts to keep such registration, and any required qualification, exemption or compliance under state securities laws, continuously effective with respect to GSK and its permitted assignees, until the date all Shares held by GSK may be sold during any ninety (90) day period under Rule 144 and any contractual agreements with Amiucs. The period of time during which Amiucs is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period.”
(b) advise GSK promptly (and, in any event, within five (5) business days):
(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;
(ii) of the receipt by Amicus of any notification from the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;
(iii) of the receipt by Amicus of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(iv) of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;
(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(d) if GSK so requests in writing, promptly furnish to GSK, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;
(e) during the Registration Period, promptly deliver to GSK, without charge, at least one copy of the prospectus included in such Registration Statement and any amendment or supplement thereto and as many additional copies as GSK may reasonably request; and Amicus consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by GSK in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

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(f) during the Registration Period, if GSK so requests in writing, deliver to GSK, without charge, (i) one copy of the following documents, other than those documents available via EDGAR (and excluding, in each case, exhibits thereto): (A) its annual report to its stockholders, if any (which annual report will contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the Registration Statement; and (ii) if explicitly requested, any exhibits filed with respect to the foregoing;
(g) upon the occurrence of any event contemplated by Section 7.3(b)(iv) above, except for such times as Amicus is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, Amicus will use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to GSK, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(h) comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;
(i) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by Amicus have been listed;
(j) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable GSK to sell Registrable Securities under Rule 144; and
(k) permit counsel for GSK to review the Registration Statement and all amendments and supplements thereto, within two (2) business days prior to the filing thereof with the Commission;
provided that, in the case of clause (k) above, Amicus will not be required to delay the filing of the Registration Statement or any amendment or supplement thereto to incorporate any comments to the Registration Statement or any amendment or supplement thereto by or on behalf of GSK if such comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be.

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If at any time during the Registration Period there is not an effective Registration Statement covering all of the Registrable Securities and Amicus determines to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of any other stockholder upon demand (a “Demanding Stockholder”) under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents (an “Incidental Registration”), then Amicus will send to GSK written notice of such determination and, if within ten (10) business days after receipt of such notice, GSK will so request in writing, Amicus will use commercially reasonable efforts to include in such registration statement or, in the case of an underwritten offering, cause the managing underwriter or underwriters to include, all or any part of such Registrable Securities GSK requests to be registered, on the same terms and conditions as the securities of Amicus or of the Demanding Stockholder included therein. In connection with any Incidental Registration, Amicus shall not be required to include any Registrable Securities in such underwritten offering unless GSK accepts the terms of the underwritten offering as agreed upon between Amicus, the Demanding Stockholder, if any, and the underwriter, and then only in such quantity as the underwriter believes will not have a material adverse effect on the success of such offering. If the underwriter determines that the registration of all or part of the Registrable Securities which GSK has requested to be included would have a material adverse effect on the success of such offering, then Amicus shall be required to include in such Incidental Registration, to the extent of the amount that the underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of Amicus or the account of the Demanding Stockholder; second, any securities to be offered for the account of the Investor Rights Agreement Investors, if any, and third, the Registrable Securities; provided, that (i) if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Amicus will determine for any reason not to register or to delay registration of such securities, Amicus may, at its election, give written notice of such determination to GSK and, thereupon, (A) in the case of a determination not to register, will be relieved of its obligation to register any Registrable Securities to this paragraph in connection with such registration (but not from its obligation to pay expenses in accordance with this Agreement), and (B) in the case of a determination to delay registering, will be permitted to delay registering any Registrable Securities being registered pursuant to this paragraph for the same period as the delay in registering such other securities.
7.4. Furnishing Information.
(a) It shall be a condition precedent to the obligations of Amicus to take any action pursuant to Section 7.1 that the selling Holders shall furnish to Amicus such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be legally required under the Securities Act or otherwise required by the SEC to effect the registration of their Registrable Securities.
7.5. Indemnification; Contribution.
(a) Amicus shall indemnify and hold harmless each Holder (including the employees, agents, representatives, officers and directors of GSK and its Affiliates) (each a “GSK Indemnitee”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if Amicus shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Holder furnished in writing to Amicus by such Holder expressly for use in such Registration Statement.

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(b) Each Holder shall indemnify and hold harmless Amicus, and its respective directors, officers, employees and each Person who controls Amicus (within the meaning of the Securities Act and the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if Amicus shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with any information concerning such Holder furnished in writing to Amicus by such Holder specifically for use in the preparation of such Registration Statement or prospectus.
(c) Each Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless, and only to the extent that, such failure results in the Indemnifying Party’s forfeiture of substantive rights or defenses. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent (other than in the case where the Indemnifying Party is unconditionally released from liability and its rights are not adversely effected), which consent shall not be unreasonably withheld.

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(d) If the indemnification provided for in this Section 7.5 from the Indemnifying Party pursuant to applicable law is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.5(a), (b) and (c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.
7.6. Rule 144 Reporting. In order to make the benefits of the rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration available to GSK, Amicus agrees to use commercially reasonable efforts to:
(a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the SPA Effective Date;
(b) file with the SEC, in a timely manner, all reports and other documents required of Amicus under the Exchange Act; and
(c) so long as GSK owns any Registrable Securities, furnish GSK forthwith upon request: (i) a written statement by Amicus as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (ii) a copy of the most recent annual or quarterly report of Amicus; and (iii) such other reports and documents as GSK may reasonably request in availing itself of any rule of regulation of the SEC allowing it to sell any such securities without registration.

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7.7. Assignment of Registration Rights. The rights and obligations under this Section 7 may only be assigned by GSK to a transferee or assignee of Registrable Securities that is (a) an Affiliate or (b) a successor (by operation of law or otherwise) to substantially all the business or assets of GSK; provided, however, that such attempted assignment shall be void unless (i) GSK, within thirty (30) days after such transfer, furnishes to Amicus written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee agrees to be subject to all obligations and restrictions with respect to the Shares set forth in this Agreement.
8. Stock Ownership Governance.
8.1. Standstill Agreement. Until eighteen months after the Closing Date (the “Standstill Term”), except (i) with the prior written consent of Amicus or (ii) by way of stock dividends or other distributions made to Amicus’ stockholders generally, GSK will not, and will not encourage, direct, facilitate or cause any of its Affiliates, employees, representatives or agents to, directly or indirectly, subject to Section 8.2:
(a) acquire or agree, offer, seek or propose to acquire ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act) of any Voting Stock of Amicus or securities convertible or exchangeable into or exercisable for any Voting Stock of Amicus if, as a result of such acquisition, GSK in the aggregate would own more than 19.9% of the Voting Stock of Amicus at the time of such acquisition;
(b) cause to be acquired ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act) of any Voting Stock of Amicus or securities convertible or exchangeable into or exercisable for any Voting Stock of Amicus if, as a result of such acquisition, the Person acquiring ownership together with GSK and its Affiliates, employees, representatives or agents, in the aggregate, would own more than 19.9% of the Voting Stock of Amicus at the time of such acquisition;
(c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A of the Securities Exchange Act) to vote or seek to advise or influence in any manner whatsoever any Person with respect to Voting Stock of Amicus;
(d) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to any Voting Stock of Amicus;
(e) arrange, or in any way participate in, any financing for the purchase of any Voting Stock of Amicus or securities convertible or exchangeable into or exercisable for any Voting Stock of Amicus;
(f) otherwise act, whether alone or in concert with others, to seek to propose under Rule 14a-8 of the Exchange Act to Amicus or any of its stockholders any merger, business combination, restructuring, recapitalization or similar transaction to or with Amicus or induce or attempt to induce any other person to initiate any stockholder proposal;
(g) call or seek to have called any meeting of the stockholders of Amicus or execute any written consent in lieu of a meeting of holders of Voting Stock of Amicus;

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(h) seek election or seek to place a representative on the Board of Directors of Amicus (the “Board of Directors”) or seek the removal of any member of the Board of Directors; or
(i) enter into any discussions, negotiations, arrangements or understandings with or advise, assist or encourage any third party with respect to, any of the foregoing. Neither the ownership nor purchase by a venture capital arm of GSK or GSK’s Affiliates, directly or indirectly, of securities of Amicus shall be deemed to be a breach of the obligations under this Section 8.1; provided, such venture capital arm does not later transfer beneficial ownership of such securities (or agrees to vote such securities on behalf of) GSK or its Affiliates.
Amicus and GSK acknowledge and agree that the acquisition by any employee benefit plan of GSK or its Affiliates in any diversified index, mutual or pension fund managed by an independent investment advisor, which fund in turn holds, directly or indirectly, Voting Stock of Amicus shall not be deemed to be a breach of this Section 8.1. For clarity, the provisions of Section 8.1 shall not be construed or interpreted to prohibit GSK or an Affiliate in any manner from making any bid or offer to license or acquire rights to any asset(s) of Amicus (other than substantially all of the assets of Amicus) as opposed to acquiring securities of Amicus if such bid or offer is solicited from GSK or an Affiliate by Amicus. The obligations in Section 8.1 will not prohibit GSK or an Affiliate from confidentially communicating to Amicus’ Chief Executive Officer or Chairman of the Board of Directors a non-public indication of GSK’s interest in pursuing a potential transaction involving Amicus in such a manner that would not require Amicus to make a public disclosure. In addition, if GSK or an Affiliate acquires securities of, or other ownership interest in, a third party that directly or indirectly owns any Voting Stock of Amicus, such acquisition shall not be deemed to be a breach by GSK of the obligations under Section 8.1.
8.2. Exceptions to Section 8.1. Standstill Provisions. Notwithstanding the foregoing but subject to the proviso appearing beneath clause (d) below, the obligations under Section 8.1 shall terminate as to GSK and its Affiliates in the event that:
(a) any third party commences an unsolicited tender or exchange offer which, if successful, would result in such third party beneficially owning not less than 50% of all outstanding Voting Stock (on a Common Stock equivalent basis), and such offer is not withdrawn or terminated within ten (10) business days after its commencement;
(b) it is publicly disclosed that at least 50% of all outstanding Voting Stock (on a Common Stock equivalent basis) have been acquired by any person or group that is unaffiliated with GSK and its Affiliates;
(c) Amicus publicly announces a decision of Amicus’ Board of Directors to conduct a formal process to sell all or substantially all of the assets of Amicus; provided that the restrictions in Section 8.1 will automatically be reinstated and be in full force and effect if and at such time as Amicus publicly announces a termination of such process;

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(d) a third party commences a tender offer for more than fifty percent (50%) of the Voting Stock of Amicus, and Amicus has publicly recommended acceptance of such tender offer; provided, the obligations in Section 8.1 will automatically be reinstated in the event such tender offer is terminated;
(e) Amicus enters into any binding written agreement (i) to sell or dispose of securities representing at least 50% of all outstanding Voting Stock (on a Common Stock equivalent basis) to any person or group that is unaffiliated with GSK and all of its Affiliates or (ii) providing for a transaction that, if consummated, would result in (A) the holders of the outstanding Voting Stock immediately prior to such transaction ceasing to hold more than fifty percent (50%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such transaction or (B) the sale of all or substantially all of the assets of Amicus to a third party that does not control, is not controlled by and is not under common control with Amicus;
(f) upon the filing of a preliminary or final proxy statement by any third party with respect to the commencement of a proxy or consent solicitation subject to Section 14 of the Exchange Act to elect or remove a majority of Amicus’ Board of Directors; or
(g) upon the adoption of a plan of liquidation or dissolution with respect to Amicus.
8.3. Vote Along Agreement. ******.
8.4 Market Stand-Off Agreement. During the Standstill Term, GSK agrees that in connection with any registration of Amicus’s securities that, upon the request of Amicus or the underwriters managing any underwritten offering of Amicus’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities without the prior written consent of Amicus or such underwriters, as the case may be, for such period of time from the effective date of such registration as Amicus or the underwriters may specify, provided that each executive officer and director of Amicus agrees to a similar lockup.
8.5 Lock-Up Period. Excluding any transfers or intra-company disposal of Shares between GSK and any of its Affiliates, during the eighteen (18) month period beginning on the Closing Date and ending on the eighteen (18) month anniversary thereof (the “Lock-Up Period”), GSK shall not, and shall cause any other Holder not to, without the prior written consent of Amicus, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or enter into a transaction which would have the same effect.
8.6 Remedies. Without prejudice to the rights and remedies otherwise available to the parties, Amicus shall be entitled to equitable relief by way of injunction if GSK or any other Holder breaches or threatens to breach any of the provisions of this Section 8.

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9. Covenants.
9.1. Covenant of Amicus.
(a) Amicus hereby covenants and agrees that it shall take all necessary and appropriate actions to ensure that it shall have available under its Restated Certificate of Incorporation as in effect on the Closing Date sufficient authorized but unissued shares of its Common Stock to issue and sell to GSK all of the Shares.
(b) Amicus will file with Nasdaq all documentation required by Nasdaq, if any, in connection with the issuance of the Shares.
9.2. Notice of Market Sale. GSK will notify Amicus prior to selling the Shares, and will use commercially reasonable efforts to ensure that the Shares are disposed of in an orderly fashion in compliance with the volume and manner of sale restrictions imposed pursuant to Rule 144. Notwithstanding the foregoing, GSK shall have no obligations to Amicus under this Section 9.2 in respect of a private sale by GSK of the Shares.
10. Termination.
10.1. Termination. This Agreement may be terminated at any time prior to the Closing:
(a) by mutual written consent of GSK and Amicus;
(b) by GSK or Amicus:
(i) if there shall be any statute, law, regulation or rule that makes consummating the transactions contemplated hereby illegal or if any court or other Governmental Entity of competent jurisdiction shall have issued judgment, order, decree or ruling, or shall have taken such other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such judgment, order, decree or ruling shall have become final and non-appealable;
(ii) if the License and Collaboration Agreement shall have terminated; or
(iii) the United States Federal Trade Commission (“FTC”) and/or the United States Department of Justice shall seek a preliminary injunction under the HSR Act against Amicus and GSK to enjoin the transactions contemplated by this Agreement or the License and Collaboration Agreement; or
(c) by GSK:
(i) if Amicus shall have (A) failed to perform any of its material obligations contained herein, or (B) breached any of its material representations or warranties contained herein, provided that GSK gives Amicus written notice of such failure to perform or breach and Amicus does not cure such failure to perform or breach within thirty (30) days after its receipt of such written notice;

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(ii) if any of the conditions set forth in Sections 6 shall become impossible to fulfill (other than as a result of any breach by GSK of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement; or
(iii) if the Common Stock shall no longer be listed for trading on the Nasdaq National Market or other national securities exchange or automated quotation system.
(d) by Amicus:
(i) if GSK shall have (A) failed to perform any of its material obligations contained herein, or (B) breached any of its material representations or warranties contained herein, provided that Amicus gives GSK written notice of such failure to perform or breach and GSK does not cure such failure to perform or breach within thirty (30) days after its receipt of such written notice; or
(ii) if any of the conditions set forth in Section 6 shall become impossible to fulfill (other than as a result of any breach by Amicus of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement.
10.2. Effect of Termination. In the event of termination of this Agreement by either GSK or Amicus as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of GSK or Amicus, other than the provisions of this Section 10.2, and except to the extent that such termination results from a material breach by a party of its representations, warranties, covenants or agreements set forth in this Agreement.
11. Miscellaneous.
11.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Delaware, without regard to the choice of law provisions thereof, and the federal laws of the United States.
11.2. Public Statements. Any statement to the public regarding this Agreement shall be approved in advance by Amicus and GSK, except as otherwise required by law, regulation or legal process. Notwithstanding the foregoing, GSK acknowledges that Amicus shall file this Agreement with the SEC.
11.3. Successors and Assigns. Except as otherwise expressly provided herein, the respective rights and obligations of either Party under this Agreement shall not be assignable in whole or in part by a Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, in connection with the merger, acquisition, transfer of all or substantially all of a Party’s assets or other change in control of either Party, such Party may assign its rights and obligations under this Agreement in whole or in part to such Party’s transferee or successor in interest without the prior written consent of the other Party. This Agreement shall bind and inure to the benefit of Parties and their permitted successors and assigns.

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11.4. Entire Agreement. This Agreement, the License and Collaboration Agreement and the exhibits thereto, and that certain Confidential Disclosure Agreement dated as of March 29, 2006 and amended as of December 28, 2006 between the Amicus and GSK and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and no Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.
11.5. Separability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the Parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
11.6. Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of Amicus and GSK. Any amendment or waiver effected in accordance with this Section shall be binding upon any holder of any securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of all such securities, and Amicus.
11.7. Notices. All notices, requests, or other communications given hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand; (b) mailed by registered or certified mail; (c) sent by air courier; or (d) sent by cable, telex or facsimile, followed within twenty-four (24) hours by notification pursuant to (a), (b) or (c) above, in each case to the address set forth below or to such other address as a Party may specify for itself by written notice given as aforesaid.

If to GSK:	Glaxo Group Limited
Great West Road
Brentford, Middlesex
United Kingdom
TW8 9GS
Facsimile: +44 (020) 804 76904
Attention: Company Secretary

With a copy to:	GlaxoSmithKline
980 Great West Road
Brentford, Middlesex, TW8 9GS
UK Facsimile: +44 (020) 804 70641
Attention : Marc Dunoyer
President, GSK Rare Diseases

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And

Glaxo Smith Kline
2301 Renaissance Boulevard
Mail Code RN0220
King of Prussia, PA 19406
Facsimile: (610) 787-7084
Attention: Vice President and Associate General Counsel, Legal Operations — Business Development Transactions

If to Amicus:

Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, NJ 08512
Facsimile: 609-662-2001
Attention: Senior VP, Business Operations

with a copy to:

Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, NJ 08512
Facsimile: 609-662-2001
Attention: Senior VP & General Counsel
11.8. Fees And Expenses. Amicus and GSK shall each bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.
11.9. Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
11.10. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by telecopy or other electronic means) by the other party hereto.
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IN WITNESS WHEREOF, this Stock Purchase Agreement is hereby executed as of the date first above written.

AMICUS THERAPEUTICS, INC.
By:	/s/ John F. Crowley
	Name:	John F. Crowley
	Title:	Chairman and CEO

GLAXO GROUP LIMITED
By:	/s/ Paul Williamson
	Name:	Paul Williamson
	Title:	Corporate Director

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Schedule A
Expected Amicus Capitalization Table After Closing Date

Common shares issued & outstanding	34,503,739

Common shares to be issued on exercise of warrants	1,854,946

Total common shares & equivalents outstanding	36,358,685

Total stock options issued & outstanding	5,142,790	(a)

Total stock options reserved for future issuance	1,858,942	(b)

Preferred shares issued & outstanding	—	(c)

Grand total	43,360,417

(a)	weighted average exercise price = $2.06 & standard vesting term = 4 years

(b)	4,946,524 warrants outstanding at exercise rate = 0.375

(c)	10,000,000 shares authorized

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